EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-239672 on Form S-3 and Registration Statement Nos. 333-188010 and 333-266586 on Form S-8 of our report dated March 1, 2023, relating to the financial statements of SeaWorld Entertainment, Inc. (now known as “United Parks & Resorts, Inc.”) and subsidiaries, appearing in this Annual Report on Form 10-K of United Parks & Resorts, Inc. for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Tampa, Florida

February 29, 2024